UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2014

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue
Suite 2900
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

                On January 29, 2014, Southcross Energy Partners, L.P. (the “Partnership”) entered into the Third Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 7, 2012, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder (“Agent”), and a syndicate of lenders party thereto (as amended, the “Credit Agreement”).

                Pursuant to the Amendment, the Partnership may (a) acquire a specified target entity or its assets, provided that, among other things, (i) the aggregate consideration paid by the Partnership in connection with such acquisition does not exceed $40,000,000, plus certain out-of-pocket acquisition fees, subject to a $3,000,000 cap (the “Specified Target Purchase Price”), (ii) $40,000,000 (or the Specified Target Purchase Price, if greater) of the net cash proceeds received by the Partnership in connection with a permitted equity offering must be applied as a mandatory prepayment on borrowings under the Credit Agreement, and (iii) such acquisition must be consummated on or before March 31, 2014, (b) make certain capital expenditures with respect to the extension of the Partnership’s pipeline systems located in McMullen County, Texas by approximately 90 miles into Webb County, Texas, Dimmit County, Texas, and LaSalle County, Texas (the “Webb Pipeline”), provided that, among other things, (i) before initiating construction of the Webb Pipeline, the Partnership must have entered into certain minimum revenue contracts, (ii) a minimum of $60,000,000 of the net cash proceeds received by the Partnership in connection with a permitted equity offering must be applied as a mandatory prepayment on borrowings under the Credit Agreement, and (iii) the aggregate amount of capital expenditures for the Webb Pipeline may not exceed the amount of such prepayments made with the designated proceeds of permitted equity offerings on or before the date that such capital expenditures are made, unless other arrangements as specified in the Amendment satisfactory to the Agent are made before exceeding such amount.

                In addition, the Amendment amends the Partnership’s Consolidated Total Leverage Ratio (as defined in the Credit Agreement) covenant in the Credit Agreement to decrease automatically the Partnership’s “Maximum Adjusted Consolidated Total Leverage Ratio” (as set forth in the Credit Agreement) to 5.75 to 1.00 if before March 31, 2014 the Partnership has (a) received net cash proceeds in a specified amount pursuant to permitted equity offerings and (b) initiated construction of the Webb Pipeline in accordance with the terms of the Credit Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1
Third Amendment to Second Amended and Restated Credit Agreement, dated January 29, 2014, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: January 29, 2014	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Third Amendment to Second Amended and Restated Credit Agreement, dated January 29, 2014, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.